Bitcoin Depot Reports Third Quarter 2024 Financial Results

ATLANTA – November 13, 2024 – Bitcoin Depot Inc. (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today reported financial results for the third quarter ended September 30, 2024. Bitcoin Depot will host a conference call and webcast at 10:00 a.m. ET today. An earnings presentation and link to the webcast will be made available at ir.bitcoindepot.com.

“During the third quarter, we made significant strides in expanding our Bitcoin ATM network while working to optimize existing machines for greater profitability,” said Brandon Mintz, CEO and Founder of Bitcoin Depot. “We ended the quarter with 8,300 machines, surpassing our goals and reflecting our team's execution and vision to enhance Bitcoin’s accessibility.

“In the past year, we’ve focused on relocating underperforming BTMs to more promising locations, a strategy that historically boosts average profitability per kiosk over time. While this improvement may not be fully visible in our consolidated quarterly numbers, the strategy is proving effective. With our extensive kiosk footprint and these initiatives in place, we are confident in our ability to drive shareholder value moving forward.”

“As a result of our continued cash flow generation we believe that beginning a cash dividend to common shareholders in 2025 will be one of the ways we create value for shareholders.”

Third Quarter 2024 Financial Results

Revenue in the third quarter of 2024 was $135.3 million, down 25% from $179.5 million in the third quarter of 2023. This decline was largely driven by the impact of unfavorable legislation that was passed in California that went into effect in January 2024, along with the Company’s continued process of relocating underperforming kiosks in order to optimize fleet profitability.

Total operating expenses declined 13% to $16.9 million for the third quarter of 2024, compared to $19.5 million for the third quarter of 2023 due to costs of going public in 2023 that did not recur in 2024.

Net income for the third quarter of 2024 increased 116% to $2.3 million, compared to net income of $1.1 million for the third quarter of 2023. The increase was due to lower operating expenses in 2024, and expenses associated with the PIPE financing in the third quarter of 2023 that did not recur in 2024.

Adjusted gross profit, a non-GAAP measure, in the third quarter of 2024 was $22.4 million, down 17% from $26.9 million for the third quarter of 2023. Adjusted gross profit margin, a non-GAAP measure, in the third quarter of 2024 increased approximately 160 basis points to 16.6% compared to 15.0% in the third quarter of 2023. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Adjusted EBITDA, a non-GAAP measure, in the third quarter of 2024 decreased 34% to $9.2 million, compared to Adjusted EBITDA of $13.9 million for the third quarter of 2023. The decline was due to the lower revenue. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Cash and cash equivalents were $32.2 million as of the end of the third quarter of 2024. The Company generated $5.8 million in cash flows from operations in the third quarter and $17.3 million for the first nine months of 2024.

During the third quarter of 2024, the Company generated $5.8 million of cash flow from operations compared to $7.0 million in the third quarter of 2023.

Conference Call

Bitcoin Depot will hold a conference call at 10:00 a.m., Eastern time (7:00 a.m. Pacific time), today to discuss its financial results for the third quarter ended September 30, 2024.

Call Date: Wednesday, November 13, 2024

Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)

U.S. dial-in: 646-968-2525

International dial-in: 888-596-4144

Conference ID: 7631242

The conference call will broadcast live and be available for replay here following the call.

Please call the conference telephone number approximately 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Bitcoin Depot’s investor relations team at 1-949-574-3860.

A replay of the call will be available beginning after 2:00 p.m. Eastern time on November 13, 2024, through November 20, 2024.

U.S. replay number: 609-800-9909

International replay number: 800-770-2030

Conference ID: 7631242

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to bitcoin at Bitcoin Depot kiosks in 48 states and at thousands of name-brand retail locations in 29 states through its BDCheckout product. The Company has the largest market share in North America with approximately 8,300 kiosk locations as of September 30, 2024. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, our ability to strengthen our financial profile, and worldwide growth in the adoption and use of cryptocurrencies. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,“ ”plan,“ ”potential,“ ”priorities,“ ”project,“ ”pursue,“ ”seek,“ ”should,“ ”target,“ ”when,“ ”will,“ ”would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2024 (unaudited)	December 31, 2023
Assets
Current:
Cash and cash equivalents	$32,229	$29,759
Cryptocurrencies	1,311	712
Accounts receivable	380	245
Prepaid expenses and other current assets	7,453	6,554
Total current assets	41,373	37,270
Property and equipment:
Furniture and fixtures	635	635
Leasehold improvements	172	172
Kiosk machines - owned	32,086	24,222
Kiosk machines - leased	20,004	20,524
Total property and equipment	52,897	45,553
Less: accumulated depreciation	(25,350)	(20,699)
Total property and equipment, net	27,547	24,854
Intangible assets, net	2,698	3,836
Goodwill	8,717	8,717
Operating lease right-of-use assets, net	2,814	484
Deposits	736	412
Deferred tax assets	3,562	1,804
Total assets	$87,447	$77,377

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2024 (unaudited)	December 31, 2023
Liabilities and Stockholders’ (Deficit) Equity
Current:
Accounts payable	$11,965	$8,337
Accrued expenses and other current liabilities	20,196	21,545
Notes payable, current portion	4,860	3,985
Income taxes payable	1,355	2,484
Deferred revenue	201	297
Operating lease liabilities, current portion	887	279
Current installments of obligations under finance leases	3,931	6,801
Other non-income tax payable	2,236	2,297
Total current liabilities	45,631	46,025
Long-term liabilities
Notes payable, non-current	41,864	17,101
Operating lease liabilities, non-current	1,983	319
Obligations under finance leases, non-current	2,856	2,848
Deferred income tax, net	852	846
Tax receivable agreement liability due to related party, non-current	2,126	865
Total Liabilities	95,312	68,004
Commitments and Contingencies (Note 19)
Stockholders’ (Deficit) Equity
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 3,075,000 and 3,125,000 shares issued and outstanding, at September 30, 2024 and December 31, 2023, respectively	—	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 17,844,174 and 13,602,691 shares issued, and 17,653,554 and 13,482,047 shares outstanding at September 30, 2024 and December 31, 2023, respectively	1	1
Class B common stock, $0.0001 par value; 20,000,000 authorized, no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Class E common stock, $0.0001 par value; 2,250,000 authorized, 1,075,761 shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Class M common stock, $0.0001 par value; 300,000,000 authorized, no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Class O common stock, $0.0001 par value; 800,000,000 authorized, no shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 41,193,024 and 44,100,000 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	4	4
Treasury stock	(437)	(279)
Additional paid-in capital	21,135	17,326
Accumulated deficit	(37,701)	(32,663)
Accumulated other comprehensive loss	(204)	(203)
Total Stockholders’ (Deficit) Attributable to Bitcoin Depot Inc.	(17,202)	(15,814)
Equity attributable to non-controlling interests	9,337	25,187
Total Stockholders’ (Deficit) Equity	(7,865)	9,373
Total Liabilities and Stockholders’ (Deficit) Equity	$87,447	$77,377

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME AND COMPREHENSIVE (LOSS) INCOME

(UNAUDITED)

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$135,271	$179,483	$436,876	$540,561
Cost of revenue (excluding depreciation and amortization)	112,853	152,545	370,848	461,087
Operating expenses:
Selling, general, and administrative	14,694	16,242	44,062	43,245
Depreciation and amortization	2,245	3,260	8,184	9,554
Total operating expenses	16,939	19,502	52,246	52,799
Income from operations	5,479	7,436	13,782	26,675
Other (expense) income:
Interest (expense)	(2,907)	(2,769)	(10,731)	(10,120)
Other income (expense)	103	(3,111)	143	(14,024)
Gain (loss) on foreign currency transactions	(29)	(154)	(294)	(365)
Total other (expense)	(2,833)	(6,034)	(10,882)	(24,509)
(Loss) Income before provision for income taxes and non-controlling interest	2,646	1,402	2,900	2,166
Income tax benefit (expense)	(347)	(337)	(479)	977
Net income (loss)	2,299	1,065	2,421	3,143
Net income attributable to Legacy Bitcoin Depot unit holders	—	—	—	12,906
Net income attributable to non-controlling interest	3,238	8,163	7,459	8,031
Net (loss) attributable to Bitcoin Depot Inc.	(939)	(7,098)	(5,038)	(17,794)
Other comprehensive income (loss), net of tax
Net income (loss)	2,299	1,065	2,421	3,143
Foreign currency translation adjustments	(19)	87	(1)	66
Total comprehensive income (loss)	2,280	1,152	2,420	3,209
Comprehensive income attributable to Legacy Bitcoin Depot unit holders	—	—	—	12,885
Comprehensive income (loss) attributable to non-controlling interest	3,225	8,249	7,459	8,118
Comprehensive (loss) attributable to Bitcoin Depot Inc.	$(945)	$(7,098)	$(5,039)	$(17,794)

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, Adjusted Gross Profit, and certain ratios and other metrics derived therefrom such as Adjusted EBITDA margin and Adjusted Gross Profit margin, which are not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses, share-based compensation, expenses related to the PIPE financing and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. In addition, Bitcoin Depot defines Adjusted Gross Profit (a non-GAAP financial measure) as revenue less cost of revenue (excluding depreciation and amortization) and depreciation and amortization adjusted to add back depreciation and amortization. Bitcoin Depot believes Adjusted EBITDA and Adjusted Gross Profit each provide useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provide a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA and Adjusted Gross Profit are each key measurements used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA and Adjusted Gross Profit are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses both Adjusted EBITDA and Adjusted Gross Profit on a supplemental basis. Neither Adjusted EBITDA or Adjusted Gross Profit should be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of both Adjusted EBITDA and Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies because not all companies calculate such measures in the same fashion. As such, undue reliance should not be placed on such measures.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The following table presents a reconciliation of Net (loss) income to Adjusted EBITDA for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Net (loss) income	$2,299	$1,065	$2,421	$3,143
Adjustments:
Interest expense	2,907	2,769	10,731	10,120
Income tax expense (benefit)	347	337	479	(977)
Depreciation and amortization	2,245	3,260	8,184	9,554
Expense related to the PIPE transaction (1)	—	2,700	—	12,281
Non-recurring expenses (2)	297	2,873	1,204	7,664
Share-based compensation	412	944	3,037	1,326
Special bonus (3)	675	—	675	3,915
Expenses associated with the termination of the phantom equity participation plan	—	—	—	350
Adjusted EBITDA	$9,182	$13,948	$26,731	$47,376
Adjusted EBITDA margin (4)	6.8%	7.8%	6.1%	8.8%

(1)
For the three and nine months ended September 30, 2023, amount includes the recognition of a non-cash expense of $2.7 million and $9.0 million, respectively, related to the PIPE transaction.
(2)
Comprised of non-recurring professional service fees.
(3)
For nine months ended September 30, 2023, amount includes (A) Transaction bonus and related taxes to employees of approximately $2.3 million and (B) Founder Transaction bonus of approximately $1.6 million. For the three months ended September 30, 2024, the Company paid a bonus to the COO and another employee related to the close of the Merger which was linked to payment of the Preferred Dividend.
(4)
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. The Company uses this measure to evaluate its overall profitability.

The following table presents a reconciliation of revenue to Adjusted Gross Profit for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Revenue	$135,271	$179,483	$436,876	$540,561
Cost of revenue (excluding depreciation and amortization)	(112,853)	(152,545)	$(370,848)	(461,087)
Depreciation and amortization excluded from cost of revenue	(2,233)	(3,260)	(8,090)	(9,554)
Gross Profit	$20,185	$23,678	$57,938	$69,920
Adjustments:
Depreciation and amortization excluded from cost of revenue	$2,233	$3,260	$8,090	$9,554
Adjusted Gross Profit	$22,418	$26,938	$66,028	$79,474
Gross Profit Margin (1)	14.9%	13.2%	13.3%	12.9%
Adjusted Gross Profit Margin (1)	16.6%	15.0%	15.1%	14.7%

(1)
Calculated as a percentage of revenue

Contacts:

Investors
Cody Slach,
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com

Media
Zach Kadletz, Brenlyn Motlagh, Ryan Deloney
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com